EX-99.i.5

Board of Directors
Shadow Stock Fund, Inc.
October 29, 2001

                                   Law Office

                    Stradley, Ronon, Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000
Direct Dial: (215) 564-8115

                                                                October 29, 2001

Board of Directors
Shadow Stock Fund, Inc.
BMA Tower, 700 Karnes Blvd.
Kansas City, MO 64108-3306

Ladies and Gentlemen:

     We have examined the Articles of Incorporation (the "Articles") of Shadow
Stock Fund, Inc. (the "Fund"), a corporation organized under Maryland law, the
By-Laws of the Fund, and its proposed form of Share Certificates (if any), all as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the
Registration Statements filed on behalf of the Fund or its predecessor under the
Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion. The Fund is authorized by the Articles to issue an aggregate of 10,000,000 shares of common stock, with a par value of $1.00 per share.

     The Fund has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Fund has filed, and each year hereafter will timely file, a
Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You have also informed us that the shares of the Fund, have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the
Securities Act. Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

     We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the
Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                     Very truly yours,
                                     STRADLEY, RONON, STEVENS & YOUNG, LLP

                                     BY:  /s/ Bruce G. Leto
                                          ----------------------------
                                              Bruce G. Leto, a Partner

475675.01